Calculation of Filing Fee Tables
S-3
Verastem, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.0001 par value per share	457(r)				0.000087
Fees to be Paid	2	Equity	Preferred stock, $0.0001 par value per share	457(r)				0.000087
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.000087
Fees to be Paid	4	Other	Warrants	457(r)				0.000087
Fees to be Paid	5	Other	Units	457(r)				0.000087
Fees to be Paid	6	Equity	Common stock, $0.0001 par value per share	457(o)			$ 49,999,992.75	0.000087	$ 4,350.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	7	Equity	Common stock, $0.0001 par value per share	415(a)(6)			$ 50,000,007.25			S-3	333-289399	08/15/2025	$ 7,655.00
			Total Offering Amounts:				$ 100,000,000.00		$ 4,350.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,350.00
Offering Note
[1]	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock, or other securities of the registrant, and (e) units consisting of some or all of these securities in any combination, as may be offered and sold from time to time in one or more offerings by the registrant. There is also being registered hereunder an indeterminate number of shares of common stock and preferred stock that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities, or that are issued in units.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the filing fees relating to the securities that are registered and available for sale under this registration statement other than the fees in connection with the $100,000,000 of the registrant's common stock that may be issued and sold from time to time under the Sales Agreement, dated August 8, 2025, with Cantor Fitzgerald & Co., as sales agent. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities (as defined below) being carried forward, and the filing fees previously paid in connection with the Unsold Securities will be applied to the filing fees for the securities being registered in this registration statement.

[7]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities being registered hereunder include $50,000,007.25 aggregate principal amount of unsold securities (the "Unsold Securities") previously covered by our registration statement on Form S-3 (File No. 333-289399), which was filed with the Securities and Exchange Commission on August 12, 2025 and became effective on August 15, 2025 (the "Prior Registration Statement"). We paid a filing fee of $7,655.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date